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                                                                    EXHIBIT 99.8

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        SUBSCRIPTION RIGHT CERTIFICATES

                                   ISSUED BY

                        VENTURA COUNTY NATIONAL BANCORP


  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights offering described in the Prospectus dated May 11, 1995 (the "Prospectus") of Ventura County National Bancorp, a California corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Right Certificate(s) evidencing Rights (the "Subscription Right Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. Pacific time on June 21, 1995, unless extended by the Company, to a time not later than 5:00 p.m., Pacific time, on July 21, 1995 (in either case, the "Expiration Time"). This form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received by the Subscription Agent at or prior to the Expiration Time. Properly completed and executed Subscription Right Certificate(s) relating to this Notice of Guaranteed Delivery must be received by the Subscription Agent within two (2) Trading Days following the date of this Notice of Guaranteed Delivery. See "The Rights Offering--Exercise of
Rights" in the Prospectus. Payment of the Subscription Price of $       per
share for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent in the manner specified in the Instructions as to Use of Subscription Right Certificates at or prior to the Expiration Time even if the Subscription Right Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

                          THE SUBSCRIPTION AGENT IS:
                      FIRST INTERSTATE BANK OF CALIFORNIA

                             General Information:
                                1-800-522-6645


      By Mail:                     Facsimile                    By Hand or
    P.O. Box 4177                Transmission              Overnight Courier:
  Woodland Hills,                Copy number:           15281 Ventura Boulevard
  California 91365               201-296-4062                   Suite 670
                                                          Encino, California
                              Confirm Facsimile                  or
                                by Telephone:                120 Broadway
                                800-522-6645                  13th Floor
                                                           New York, New York


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

  The undersigned hereby represents that he or she is the holder of
Subscription Right Certificate(s) representing      Rights and that such
Subscription Right Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Pacific time on June 21, 1995, or such later time to which the Rights offering has been extended by the Company to a time not later than 5:00 p.m. Pacific time, on July 21, 1995 (in either case, the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one
share of Common Stock per Right with respect to       Rights represented by
such Subscription Right Certificate and (ii) the Oversubscription Privilege, to the extent that Excess Shares (as defined in the Prospectus) are available
therefor, for an aggregate of up to      Excess Shares. The undersigned
understands that payment of the Subscription Price of $        per share for
each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time, and represents that such
payment, in the aggregate amount of $        , either (check appropriate
box(es)):

 [_] is being delivered to the Subscription Agent concurrently herewith in the manner set forth below; or

 [_] has been delivered separately to the Subscription Agent in the manner set forth below.

 (CHECK APPROPRIATE BOX AND COMPLETE INFORMATION RELATING THERETO):
 [_] Wire transfer of funds directed to First Interstate Bank of California, c/o Mellon Bank, Pittsburgh, PA #17, ABA #043000261, Reorg.
     Account-100-2331-VCNB, Attn: Evelyn O'Connor

     Name of transferor institution ___________________________________________

     Date of transfer _________________________________________________________

     Confirmation number (if available) _______________________________________

 [_] Uncertified check payable to First Interstate Bank of California.
     (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

     Name of maker ____________________________________________________________

     Date of check ____________________________________________________________

     Bank on which check is drawn _____________________________________________

 [_] Certified check or bank draft payable to First Interstate Bank of California

     Name of maker ____________________________________________________________

     Date of draft ____________________________________________________________

 [_] Money order payable to First Interstate Bank of California

     Issuer of money order_____________________________________________________

     Date of money order_______________________________________________________

Signature(s) _____________________________    Address _________________________

__________________________________________    ____________________________, 1995

Name(s) __________________________________    _________________________________
           PLEASE TYPE OR PRINT
                                              _________________________________
__________________________________________           (Include zip code)

                                              _________________________________
 __________________________________________
                                              Area Code and Tel. No(s). _______
(IF SIGNATURE IS BY A TRUSTEE(S),
EXECUTOR(S), ADMINISTRATOR(S),                _________________________________
GUARDIAN(S), ATTORNEY(S)-IN-FACT,
AGENT(S), OFFICER(S), OF A CORPORATION OR     Subscription Right Certificate
ANOTHER ACTING IN A FIDUCIARY OR              No(s). (if available) ___________
REPRESENTATIVE CAPACITY, SUCH CAPACITY
MUST BE CLEARLY INDICATED ABOVE.)             _________________________________



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                             GUARANTEE OF DELIVERY
    (NOT TO BE USED FOR SUBSCRIPTION RIGHT CERTIFICATE SIGNATURE GUARANTEE)

THE UNDERSIGNED, A MEMBER FIRM OF AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, GUARANTEES THAT THE UNDERSIGNED WILL DELIVER TO THE SUBSCRIPTION AGENT THE SUBSCRIPTION RIGHT CERTIFICATE(S) REPRESENTING THE RIGHTS BEING EXERCISED HEREBY, WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN TWO (2) TRADING DAYS AFTER THE DATE HEREOF.


__________________________________    Dated _____________________________, 1995
          (NAME OF FIRM)


                                      Address: ________________________________
__________________________________

      (AUTHORIZED SIGNATURE)          _________________________________________

                                                 (INCLUDE ZIP CODE)
__________________________________

              (NAME)                  _________________________________________

                                          (AREA CODE AND TELEPHONE NUMBER)
__________________________________
             (TITLE)

THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE SUBSCRIPTION AGENT AND MUST DELIVER THE SUBSCRIPTION RIGHT CERTIFICATE(S) TO THE SUBSCRIPTION AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH INSTITUTION.

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